UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):

September 1, 2005

 YUKON RESOURCES CORP.

(Exact name of registrant as specified in this charter)

Nevada	333-118980	20-0803515
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

206-475 Howe Street, Vancouver, British Columbia, Canada	V6C 2B3
(Address of Principal Executive Offices)	(Zip Code)

Registrant's Telephone Number, including area code:  (604) 629-1075

NOT APPLICABLE

(Former Name or Former Address, if Changes Since Last Report)

Item 3.02 Unregistered Sale of Equity Securities.

On September 1, 2005, Yukon Resources Corp. (the “Company” ) closed on a financing transaction with a group of  private investors (“Investors”) of $453,000 The financing consisted of the sale of two components: (a) an aggregate of Seven Hundred and Fifty Five Thousand shares of the Company’s common stock at a purchase price of $0.60; and (b) Warrants registered in the name of each Investor to receive an aggregate of  Seven Hundred Fifty-Five Thousand shares of Company’s common stock, with an exercise price of $0.80 and an expiration date of September 1, 2007

Each offer or sale to the investors was  made in an offshore transaction;

Neither we, a distributor, any respective affiliates nor any person on behalf of any of the foregoing made any directed selling efforts in the United States;

Offering restrictions were, and are, implemented;

No offer or sale was made to a U.S. person or for the account or benefit of a U.S. person;

Each purchaser of the securities certifies that it was not a U.S. person and was not acquiring the securities for the account or benefit of any U.S. person;

Each purchaser of the securities agreed to resell such securities only in accordance with the provisions of Regulation S, pursuant to registration under the Securities Act of 1933, as amended, or pursuant to an available exemption from registration; and agreed not to engage in hedging transactions with regard to such securities unless in compliance with the Act;

The securities contain a legend to the effect that transfer is prohibited except in accordance with the provisions of Regulation S, pursuant to registration under the Securities Act of 1933, as amended, or pursuant to an available exemption from registration; and

We are required, either by contract or a provision in its bylaws, articles, charter or comparable document, to refuse to register any transfer of the securities not made in accordance with the provisions of Regulation S pursuant to registration under the Securities Act of 1933, as amended or pursuant to an available exemption from registration; provided, however, that if any law of any Canadian province prevents us from refusing to register securities transfers, other reasonable procedures, such as a legend described in paragraph (b)(3)(iii)(B)(3) of Regulation S have been implemented to prevent any transfer of the securities not made in accordance with the provisions of Regulation S.

Item 9.01.  Financial Statements, Pro Forma Financial Information and Exhibits.

None.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date: September 7, 2005

By:            /s/ Thornton J. Donaldson

Thornton J. Donaldson
Principal Executive Officer

3